Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(12,757,935)
Unrealized Gain (Loss) on Market Value of Futures	(35,558,965)
Dividend Income	5,752
Interest Income	107,550
ETF Transaction Fees	32,000
Total Income (Loss)	$(48,171,598)

Expenses
General Partner Management Fees	$876,138
Brokerage Commissions	324,555
Professional Fees	83,063
NYMEX License Fee	29,205
SEC & FINRA Registration Expense	26,693
Non-interested Directors' Fees and Expenses	15,949
Prepaid Insurance Expense	8,002
Total Expenses	$1,363,605
Net Income (Loss)	$(49,535,203)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/15	$2,405,949,957
Additions (29,700,000 Shares)	599,687,288
Withdrawals (33,400,000 Shares)	(675,707,549)
Net Income (Loss)	(49,535,203)

Net Asset Value End of Month	$2,280,394,493
Net Asset Value Per Share (114,400,000 Shares)	$19.93

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612